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                  [LETTERHEAD OF EUROWEB INTERNATIONAL CORP.]



Date:    January 12, 2000
Exhibit 99 Text of registrant's press release dated January 12, 2000


                                          Contact:  Robert Genova
                                          President
                                          908 879 8886
                                          FOR IMMEDIATE RELEASE
                                          ---------------------

PRESS RELEASE
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            EUROWEB INTERNATIONAL CORP. ADJOURNS SHAREHOLDERS MEETING



         New York, NY, January 12, 2000: Euroweb International Corp., (NASDAQ Small Cap: EWEB), a leading Central European Internet Service Provider, announced through its Chairman, Frank R. Cohen, that EuroWeb International Corp. has adjourned its Shareholders Meeting to February 11, 2000, as it awaits the receipt of remaining proxies.

         Votes received as of today, overwhelmingly approved the KPN Telecom B.V. 51% interest in Euroweb International Corp.

         All required regulatory clearances have been obtained permitting the consummation of the transaction with KPN Telecom B.V.

         Mr. Robert Genova, the Company's President, said that Euroweb International Corp. is currently in negotiations to acquire properties in Romania and Poland.



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